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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Metron Technology N.V.

        The audit referred to in our report dated July 12, 2001, included the related financial statement schedule for the year ended May 31, 2001, included in the May 31, 2003 Annual Report on Form 10-K of Metron Technology N.V. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, this financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We consent to the incorporation by reference in the registration statements (No. 333-54634 and No. 333-93627) on Form S-8 and the registration statements (No. 333-65184 and No. 333-97205) on Form S-3 of Metron Technology N.V. of our report dated July 12, 2001, relating to the consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows of Metron Technology N.V. and subsidiaries for the year ended May 31, 2001 and the related schedule, which report appears in the May 31, 2003 Annual Report on Form 10-K of Metron Technology N.V.

/s/ KPMG LLP

Mountain View, California
August 29, 2003

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INDEPENDENT AUDITORS' CONSENT